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                                                                    Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement No. 333-54392 of Shurgard Storage Centers, Inc. on Form S-3/A of our report dated February 8, 2001 (February 28, 2001, as to Note
P), appearing in the Annual Report on Form 10-K of Shurgard Storage Centers, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP


Seattle, Washington

May  29, 2001